UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2023

VIVEVE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11388	04-3153858
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Inverness Drive South, Building B, Suite 250 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 696-8100

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	VIVE	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On January 14, 2023, the Board of Directors (the “Board”) of Viveve Medical, Inc. (the “Company”) approved a reduction of the Company’s workforce. The Company expects to record a charge of approximately $25,000 in the first quarter of 2023 relating to the reduction in force, which is expected to consist of healthcare and benefits related costs and expenses. The Company’s management will continue to re-evaluate the estimated costs and expenses set forth above and may revise the estimated restructuring charge as appropriate, consistent with generally accepted accounting principles.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on November 29, 2022, the Company received notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the Company’s non-compliance with the minimum bid price and stockholders’ equity requirements for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rules 5550(a)(2) (the “Bid Price Rule”) and 5550(b)(1) (the “Equity Rule”), respectively, the Company’s securities were subject to delisting unless the Company timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”).

On December 5, 2022, the Company requested a hearing before the Panel, which temporarily stayed the suspension of trading and delisting of the Company’s common stock. The hearing is scheduled for January 19, 2023.

As a result of the Company’s business prospects following the Company’s PURSUIT clinical trial as described in Item 8.01 of this Current Report on Form 8-K (including Exhibit 99.1), the Company is unable to present a plan to regain compliance with the Bid Price Rule and the Equity Rule to the Panel at the hearing. Accordingly, Nasdaq will delist the Company by filing a Form 25 Notification of Delisting with the Securities and Exchange Commission. Following the effectiveness of the delisting, the Company intends to file a Form 15 with the Securities and Exchange Commission to suspend its reporting obligations under the Securities Exchange Act of 1934, as amended.

Item 8.01.	Other Events.

On January 17, 2023, the Company issued a press release entitled “Viveve Announces Topline Results from Pivotal U.S. PURSUIT Trial for Treating Female Stress Urinary Incontinence.” The press release announced that the Company’s PURSUIT clinical trial did not meet its primary and several secondary endpoints. As a result of Company’s business prospects after the PURSUIT clinical trial, the Company has implemented a significant reduction in force and will explore strategic options, including a sale of the Company’s business or assets or a wind-down of the Company’s operations. The contents of Item 2.05 and Item 3.01 of this Current Report on Form 8-K are incorporated herein by reference. The Company will provide further information when available.

A copy of the Company’s press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by the Company on January 17, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2023	Viveve Medical, Inc.

	By:	/s/ Scott Durbin
Scott Durbin
Chief Executive Officer